Camber Energy, Inc. 8-K

Exhibit 10.1

AGREED CONVERSION AGREEMENT

THIS AGREED CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of May 15, 2019 by and between Camber Energy, Inc., a Nevada corporation (the “Company”) and Alan Dreeben, an individual (“Holder”), each a “Party” and collectively, the “Parties”.

WHEREAS, the Holder owns 44,000 shares of the Series B Redeemable Convertible Preferred Stock (“Series B Preferred Stock”) of the Company (the “Series B Shares”);

WHEREAS, the rights of the Series B Preferred Stock are set forth in the Amended and Restated Certificate of Designation of the Company Establishing the Designations, Preferences, Limitations and Relative Rights of Its Series B Redeemable Convertible Preferred Stock, as filed with the Secretary of State of Nevada on August 25, 20161 (the “Designation”);

WHEREAS, the Series B Shares are convertible, pursuant to the Designation, at the option of the Holder, into 5032 shares of the common stock of the Company (“Common Stock”);

WHEREAS, the Company desires to incentivize the Holder to convert the Series B Shares into shares of Common Stock of the Company; and

WHEREAS, the Holder desires to receive the consideration described below from the Company in consideration for the Holder converting the Series B Shares into Common Stock pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other consideration, which consideration the Parties hereby acknowledge and confirm the receipt and sufficiency thereof, the Parties hereto agree as follows:

1.            Consideration for Conversion and Release. In consideration for the Conversion and Release (each defined below), the Company agrees to pay the Holder $25,000 in cash (the “Conversion Consideration”). The Conversion Consideration shall be paid to the Holder promptly, but in no event later than three (3) business days after the delivery by the Holder to Cleartrust, LLC, the Company’s transfer agent (“Transfer Agent”), of the Notice of Conversion (defined below).

1 https://www.sec.gov/Archives/edgar/data/1309082/000158069516000674/ex3-1.htm

2 Each share of Series B Preferred Stock is convertible into that number of shares of Common Stock as equals the Original Issue Price divided by the Conversion Price (each as defined in the Designation). The Original Issue Price (as set forth in the Designation) is $25. The Conversion Price is $2,187.50 per share (the original $3.50 Conversion Price set forth in the Designation as adjusted for the 1-for-25 reverse stock splits of the Company’s Common Stock which were effective on (a) March 5, 2018; and (b) December 24, 2018).

Agreed Conversion Agreement

2.            Agreed Conversion and Release.

2.1.        In consideration for the Conversion Compensation, the Holder agrees to deliver the Transfer Agent, contemporaneously with his entry into this Agreement, a completed and executed copy of the Notice of Conversion attached hereto as Exhibit A (the “Notice of Conversion”), and to further do and perform, or cause to be done and performed, all such further acts and things, and execute and deliver all such other agreements, certificates, instruments and documents, as the Company or the Transfer Agent may reasonably request in order to affect and complete the conversion of the Series B Shares held by the Holder into 503 shares of Common Stock of the Company (the “Common Shares” and the “Conversion”).

2.2.        Effective upon the Conversion, the Holder hereby releases, acquits, waives and forever discharges the Company, its former, current and future officers, directors, employees, agents, predecessors, successors, assigns, attorneys, and representatives (collectively the “Company Parties”) from any and all claims, demands, cross-actions, cause or causes of action, at law or in equity, costs and expenses, including legal expenses, as well as any other kind or character of claim or action, in each case to the extent held by Holder on or before the date of the Conversion (the “Conversion Date”), whether known or unknown, arising, directly or indirectly, proximately or remotely, out of (a) the Series B Shares, the terms thereof, or the ownership thereof (including, but not limited to any dividends which may have accrued or be deemed to have accrued thereon), (b) the Designation and/or (c) the Asset Purchase Agreement by and between the Company, as purchaser, Segundo Resources, LLC, as seller representative to the various sellers named therein, and the sellers named therein dated December 30, 2015, as amended, modified and supplemented from time to time (the “APA”)(collectively, (a) through (c), the “Released Claims”), to the fullest and maximum extent permitted by applicable law (the “Release”). This Release is intended to release all liability of any character claimed for damages, of any type or nature, for injunctive or other relief, for attorneys’ fees, interest or any other liability whatsoever, whether statutory, contractual or tort in character, or of any other nature or character, now or henceforth in any way related to the Released Claims. Holder understands and agrees that this is a full, final and complete release of the Released Claims and agrees that this release may be pleaded as an absolute and final bar to any or all suit or suits pending or which may hereafter be filed or prosecuted by Holder, or anyone claiming, by, through or under Holder in respect of the Released Claims, and that no recovery on account of the Released Claims may hereafter be had from anyone whomsoever, and that the consideration given for this release is no admission of liability and that Holder, nor those claiming under Holder will ever claim that it is.

3.            Issuance of Common Shares. The Company shall cause to be issued and delivered to Holder in book entry form, the Common Shares as soon as practicable after the Conversion Date.

Agreed Conversion Agreement

4.            Restricted Securities. Holder hereby understands, acknowledges and agrees that the Common Shares being converted hereby shall constitute “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and may only be disposed of in compliance with state and federal securities laws. The certificates/book entry notation representing such shares of Common Stock shall bear a legend to such effect.

5.            Representations of Holder. The Holder represents and warrants to the Company that:

5.1.        the Holder is the sole record and beneficial owner of the Series B Shares and has good and marketable title to the Series B Shares, free and clear of any liens, claims, charges, options, rights of tenants or other encumbrances. Holder has sole managerial and dispositive authority with respect to the Series B Shares and has not granted any person a proxy or option to buy the Series B Shares that has not expired or been validly withdrawn;

5.2.        Holder will be acquiring the Common Shares for his own account, for investment purposes only and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws. Holder can bear the economic risk of investment in the Common Shares, has knowledge and experience in financial business matters, is capable of managing the risk of investment in the Common Shares and is an “accredited investor” as defined in Regulation D under the Securities Act. Holder recognizes that the Common Shares have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Common Shares is registered under the Securities Act or unless an exemption from registration is available. Holder has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Common Shares for its particular tax and financial situation and its respective advisers, if such advisors were deemed necessary, have determined that the Common Shares are a suitable investment for it. Holder has not been offered the Common Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Holder’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising. Holder has had an opportunity to ask questions of and receive satisfactory answers from the Company, or persons acting on behalf of the Company, concerning the terms and conditions of the Common Shares and the Company, and all such questions have been answered to the full satisfaction of Holder. Neither the Company, nor any other party, has supplied Holder any information regarding the Common Shares or an investment in the Common Shares other than as contained in this Agreement, and Holder is relying on its own investigation and evaluation of the Company and the Common Shares and not on any other information.

Agreed Conversion Agreement

6.            Mutual Representations, Covenants and Warranties. Each of the Parties, for themselves and for the benefit of each of the other Parties hereto, represents, covenants and warranties that:

6.1.        Such Party has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement constitutes the legal, valid and binding obligation of such Party enforceable against such Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles;

6.2.        The execution and delivery by such Party and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (i) constitute a violation of any law; or (ii) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which such Party is bound or affected; and

6.3.        Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Agreement on behalf of such entity.

7.            Entire Agreement. This Agreement constitutes the entire understanding between the parties hereto and supersedes all prior agreements regarding the subject matter hereof. No waiver, modification, termination, or addition to this Agreement shall be valid unless in writing and signed by all the Parties to this Agreement at the time of such waiver, modification, termination or addition.

8.            No Waiver. No waiver by any Party of any breach or failure to comply with any provision of this Agreement shall be effective unless in writing and signed by the Party granting such waiver, nor shall any such waiver be construed as, or constitute, a continuing waiver of such provision or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

9.            Further Assurances. Holder and the Company agree that he/it will make, execute and deliver any and all such other instruments, instructions and documents and will do and perform any and all such further acts as shall become necessary, proper or convenient to carry out or effectuate the respective covenants, promises and undertakings set forth herein.

10.          Modifications. No provisions of this Agreement or any other documents executed in connection herewith may be modified, waived or terminated, except by an instrument in writing executed by the Party against whom a modification, waiver or termination is sought to be enforced.

Agreed Conversion Agreement

11.          Severability. If any term or other provision of this Agreement or any exhibit hereto is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement (or the applicable exhibit) shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement (or the applicable exhibit) so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

12.          Binding Effect. This Agreement shall be binding upon, and inure to the benefit of the Holder, the Company and as applicable, and their respective permitted successors and/or assigns.

13.          Governing Laws. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY TEXAS STATE OR FEDERAL COURT SITTING IN THE COUNTY OF TEXAS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER DOCUMENT DELIVERED IN CONNECTION HEREWITH OR THEREWITH, AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MUST BE HEARD AND DETERMINED IN SUCH TEXAS STATE COURT, OR TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. TO THE EXTENT PERMITTED BY LAW, EACH PARTY ALSO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES (CERTIFIED MAIL, RETURN RECEIPT REQUESTED AND POSTAGE PREPAID) OF SUCH PROCESS TO SUCH PARTY AT ITS ADDRESS SET FORTH BELOW. EACH PARTY AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

14.          No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

Agreed Conversion Agreement

15.          Review and Construction of Documents. The Company hereby acknowledges, and represents and warrants to the Holder, and the Holder hereby acknowledges and represents and warrants to the Company, that (a) such Party has consulted with legal counsel of its own choice and has reviewed this Agreement with its legal counsel, (b) such Party has reviewed this Agreement and fully understands the effects thereof and all terms and provisions contained herein, and (c) such Party has executed this Agreement of its own free will and volition. The recitals contained in this Agreement shall be construed to be part of the operative terms and provisions of this Agreement.

16.          Counterparts. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

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Agreed Conversion Agreement

IN WITNESS WHEREOF, the Parties hereto, intending to be legally bound, have executed this Put and Call Option Agreement effective as of the day and year first above written.

“Company”		“Holder”
CAMBER ENERGY, INC. a Nevada Corporation		ALAN DREEBEN

By:		By:	/s/ Alan Dreeben
Name:	Robert Schleizer	Name:	Alan Dreeben
Title:	Chief Financial Officer

Agreed Conversion Agreement

EXHIBIT A

NOTICE OF CONVERSION

This Notice of Conversion is executed by the undersigned holder (the “Holder”) in connection with the conversion of shares of the Series B Redeemable Convertible Preferred Stock of Camber Energy, Inc., a Nevada corporation (the “Corporation”), pursuant to the terms and conditions of that certain Amended and Restated Certificate of Designation of Camber Energy, Inc., Establishing the Designation, Preferences, Limitations and Relative Rights of its Series B Redeemable Convertible Preferred Stock (the “Designation”), approved by the Board of Directors of the Corporation on August 18, 2016. Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Designation.

Conversion: In accordance with and pursuant to such Designation, the Holder hereby elects to convert the number of shares of Series B Redeemable Convertible Preferred Stock indicated below into shares of Common Stock of the Corporation as of the date specified below.

Date of Conversion:	May ___, 2019
Number of Series B Redeemable Convertible Preferred Stock Held by Holder Prior to Conversion:	44,000
Amount Being Converted Hereby:	44,000
Common Stock Shares Due:	503
Series B Redeemable Convertible Preferred Stock Held After Conversion:	-0-

Delivery of Shares: Pursuant to this Notice of Conversion, the Corporation shall deliver the applicable number of shares of Common Stock (the “Shares”) issuable in accordance with the terms of the Designation as set forth below. If Shares are to be issued in the name of a person other than the Holder, the Holder will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Corporation in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. The Holder acknowledges and confirms that the Shares issued pursuant to this Notice of Conversion will, to the extent not previously registered by the Corporation under the Securities Act, be Restricted Shares, unless the Shares are covered by a valid and effective registration under the Securities Act or this Notice of Conversion includes a valid opinion from an attorney stating that such Shares can be issued free of restrictive legend, which shall be determined by the Corporation in its sole discretion.

If stock certificates are to be issued, in the following name and to the following address:	If DWAC is permissible, to the following brokerage account:
Broker:

DTC No.:

Acct. Name:

For Further Credit (if applicable):

Authority: Any individual executing this Notice of Conversion on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorized to sign this Notice of Conversion on behalf of such entity.

(Print Name of Holder)

By/Sign:

Print Name:

Print Title: